Dividend Capital Diversified Property Fund Inc. 8-K
Exhibit 10.1

AMENDMENT TO RESTRICTED STOCK UNIT AGREEMENTS

This amendment to those certain Restricted Stock Unit Agreements effective as of April 7, 2014 (with respect to a grant of 493,574.557 Units) (the “2014 Agreement”), February 25, 2015 (with respect to a grant of 135,358.636 Units) (the “First 2015 Agreement”), February 25, 2015 (with respect to a grant of 88,788.301 Units) (the “Second 2015 Agreement”), and February 4, 2016 (with respect to a grant of 124,451 Units) (the “2016 Agreement”), respectively (collectively, the “RSU Agreements”), between Dividend Capital Diversified Property Fund Inc., a Maryland corporation (“DPF”), Dividend Capital Total Realty Operating Partnership LP, a Delaware limited partnership, and Dividend Capital Total Advisors LLC, a Delaware limited liability company (the “Advisor”) is entered as of April 13, 2017 (the “Amendment”). Capitalized terms used herein but not defined shall have the meaning set forth in the RSU Agreements.

WHEREAS, DPF has previously acknowledged that the Advisor intends to redistribute Class I Shares acquired pursuant to the RSU Agreements as part of a Senior Executive RSU Program;

WHEREAS, the service of a senior employee of the Advisor and its Affiliates that participated in the Senior Executive RSU Program has been terminated;

WHEREAS, DPF and the Advisor desire that certain changes to the RSU Agreements be made in connection with such termination of service.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.
With respect to the 2014 Agreement, 43,075.595 of the Units granted to the Advisor which otherwise would vest on April 14, 2017 shall not so vest and shall become permanently forfeited. In exchange, the Offset Amount with respect to such Vesting Date shall be reduced by $23,842.

2.	With respect to the First 2015 Agreement, 69,637.883 of the Units granted to the Advisor which otherwise would vest on April 13, 2018 shall not so vest and shall become permanently forfeited.

3.
With respect to the Second 2015 Agreement, 27,855.154 of the Units granted to the Advisor which otherwise would vest on April 14, 2017 shall not so vest and shall become permanently forfeited. In exchange, the Offset Amount with respect to such Vesting Date shall be reduced by $9,415.

4.	With respect to the 2016 Agreement, 67,497.000 of the Units granted to the Advisor which otherwise would vest on April 15, 2019 shall not so vest and shall become permanently forfeited.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

DIVIDEND CAPITAL DIVERSIFIED PROPERTY FUND INC.

By:	/S/ M. KIRK SCOTT
Name: M. Kirk Scott
Title: Chief Financial Officer

DIVIDEND CAPITAL TOTAL REALTY OPERATING PARTNERSHIP LP

By:	/S/ M. KIRK SCOTT
Name: M. Kirk Scott
Title: Chief Financial Officer

DIVIDEND CAPITAL TOTAL ADVISORS LLC

By:	DIVIDEND CAPITAL TOTAL ADVISORS GROUP LLC, its Sole Member

By:	/S/ Evan H. Zucker
Name: Evan H. Zucker
Title: Manager